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                                                                 EXHIBIT 10.5(c)

                                 AMENDMENT NO. 2
                           TO OPTIMARK HOLDINGS, INC.
                                1999 STOCK PLAN


                                 MARCH 27, 2001



         1. Section 2(e) of the OptiMark Holdings, Inc. 1999 Stock Plan (the "Plan") is hereby amended by deleting Section 2(e) in its entirety and replacing it with the following:

         "(e) "Cause" means (i) any act of personal dishonesty taken by the Optionee in connection with Optionee's responsibilities with the Company and intended to result in substantial personal enrichment of the Optionee, (ii) Optionee's conviction of or plea of nolo contendere to a felony, (iii) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, and (iv) following delivery to the Optionee of a written demand for performance from the Company which describes the basis for the Company's belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee's obligations to the Company which are demonstrably willful and deliberate on the Optionee's part."

         2. Except as provided in paragraph 1 above, the Plan shall remain unchanged and in full force and effect.